Exhibit 99.1

Planar Announces Fiscal Third Quarter 2009 Financial Results

Company reports 21 percent sequential revenue growth and EBITDA in excess of $1.8M

BEAVERTON, Ore. – August 4, 2009 – Planar Systems, Inc. (NASDAQ: PLNR), a worldwide leader in specialty display solutions, recorded sales of $44.1 million and GAAP loss per share of $0.07 in the third quarter ended June 26, 2009. On a Non-GAAP basis (see reconciliation table), income per share was $0.04 in the third quarter of fiscal 2009.

“I am pleased with our sequential sales growth and return to Non-GAAP profitability in the third quarter, especially considering the continued general weakness in the global economic environment” said Gerry Perkel, Planar’s President and Chief Executive Officer. “We have begun to see improved order funnels and deal opportunities in our Industrial business compared to earlier this fiscal year, which is an encouraging sign. In addition, our continued focus on strengthening the balance sheet and improving business profitability has yielded solid results as we generated cash from both working capital and operations during the third quarter.”

SUMMARY OF KEY FINANCIAL METRICS

The following information summarizes some key financial measures for the Company at the end of the third quarter of fiscal 2009:

•	The Company ended the quarter with Tangible Net Worth of $59.9 million, representing a tangible book value of approximately $3.20 per diluted share outstanding for the third quarter.

•

Cash increased $2.0 million from the end of the second quarter to $25.5 million (approximately $1.36 per diluted share outstanding for the third quarter). The Company had no debt outstanding at the end of the quarter.

•	Net cash has increased over $39 million since the end of the third quarter one year ago.

•	Net working capital increased to $54.7 million.

•	Current Ratio improved to 2.53.

•	Consolidated Non-GAAP effective tax rate has been lowered to approximately 10 percent.

SUMMARY OF FISCAL THIRD QUARTER 2009 BUSINESS SEGMENT FINANCIAL PERFORMANCE

The following table presents a breakdown of the Company’s Non-GAAP financial performance by major business unit for the third quarter of fiscal 2009. Additional comparative segment financial information, along with reconciliations to GAAP and information regarding the use of Non-GAAP financial measures, are presented in supplementary tables and notes included with this release.

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	13,472	12,157	12,117	6,341	44,087
- Y/Y Growth %	-18%	-41%	-16%	-52%	-32%
- Qtr/Qtr Growth %	24%	28%	35%	-12%	21%
Business Unit Operating Income (loss)	2,822	2,469	454	(581)	5,164
Corporate Expense Allocation	(1,239)	(634)	(1,607)	(929)	(4,409)
Non-GAAP Operating Income (loss)	1,583	1,835	(1,153)	(1,510)	755
Depreciation	562	44	282	243	1,131
Non-GAAP EBITDA	2,145	1,879	(871)	(1,267)	1,886
- EBITDA % of Sales	16%	15%	-7%	-20%	4%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

SUMMARY OF THIRD QUARTER RESULTS

Sales in the Company’s Industrial Business Unit (IBU) increased 24 percent to $13.5 million in the third quarter compared to the second quarter in fiscal 2009. The Industrial segment experienced renewed demand for customized digital display solutions compared to earlier this fiscal year. Orders were especially strong related to certain specific specialty retail display applications. In addition to a robust sequential sales increase, the IBU also had a strong design win quarter, successfully landing a number of new design wins which offer the opportunity to deliver up to approximately $7 million in revenue over the next 18 to 24 months. These wins included customized solutions for outdoor digital signage applications, special ruggedized and hardened displays, a new EL application in a radio communication system as well as displays to support new versions of the now popular DVD rental Kiosks. Additionally the IBU is working on new opportunities for its transparent EL display technology. Based in part on these new design wins and new opportunities, the Company expects year-over-year revenue growth in the Industrial segment in fiscal 2010.

Sales in the Commercial Business Unit (CBU) increased 28 percent sequentially, and included a favorable mix of higher margin touch and other monitors vs. pure commercial grade displays. In addition, unique conditions were favorable to overall CBU gross profit for the third quarter as the Company was able to sell certain inventory prior to increases in industry-wide product costs. The Commercial segment continues to be focused on opportunities to offer and sell higher margin products in its portfolio and contribute positive earnings and return on invested capital to the Company.

Sales for the Control Room & Signage Business Unit (CSBU) increased 35 percent compared to the second quarter of 2009 due to the stronger seasonal trend combined with improved demand in the government and utilities sectors for rear projection “video wall” installations. In addition, the CSBU announced a new category of LCD based “Clarity Matrix” video wall displays that leverage the very latest in super narrow bezel LCD technology, a unique mounting system, centralized outboard electronics and simplified configuration and management software. The Company’s plan is for this new technology to open up additional opportunities for Video Walls where rear projection technology may not fully satisfy the specific application.

Sales for the Home Theater Business Unit (HTBU) declined 12 percent compared to the second quarter of 2009 as demand for high-end home theater equipment continued to be negatively impacted by the slumping luxury home construction and remodeling markets. The Company is continuing to review and act on opportunities to improve the financial performance of this unit in the future, both through further cost reductions, and through commencing the offering of a number of new, higher margin products under the “Runco” brand.

Overall Company gross margins were approximately 29 percent in the third quarter, driven by a favorable mix of higher margin products in most of the Company’s business units, some unique market conditions in the Commercial business and the impact of continued company-wide actions to enhance operational efficiencies and implement cost reductions. Sales and Marketing, R&D, as well as General and Administrative expenses have been reduced significantly compared to the previous year, and should continue to decline into fiscal 2010 as the Company’s expected restructuring activities are fully implemented. Finally, the Company’s consolidated Non-GAAP effective tax rate has been reduced to approximately 10 percent for the third and fourth quarter of fiscal 2009. This lowered Non-GAAP effective tax rate should remain at similar levels in fiscal 2010.

BUSINESS OUTLOOK

While the Company believes its markets are still being negatively impacted by the global economic situation, the Company is beginning to see renewed order activity in the Industrial business and experienced sequential sales growth in all of its businesses during the third quarter with the exception of the Home Theater Unit. Overall Company financial results were improved in the third quarter and the Company believes additional opportunities to increase cash and profitability exist. In addition, the Company remains committed to its strategy of supporting the Business Units that are achieving their financial goals and aggressively working to improve or divest the segments that are unable to contribute positively to the Company’s financial performance.

Looking forward, the Company currently believes it will experience similar levels of revenue in the fourth quarter compared to the third quarter of 2009 which should result in positive Non-GAAP earnings and EBITDA for the fourth quarter. In addition, the Company believes that sales, Non-GAAP profitability and EBITDA will improve for the full year of fiscal 2010 compared to fiscal 2009, with a similar pattern to fiscal 2009 in terms of the expectation for higher revenues and profits in the second half of the fiscal year than in the first half.

Results of operations and the business outlook will be discussed in a conference call today, August 4, 2009, beginning at 2:00 PM Pacific Time. The call can be heard via the Internet through a link on Planar’s Web site, www.planar.com, or through numerous other investor sites, and will be available for replay until September 4, 2009. The Company intends to post on its Web site a transcript of the prepared management commentary from the conference call shortly after the conclusion of the call.

ABOUT PLANAR

Planar Systems, Inc (NASDAQ:PLNR) is a global leader of specialty display technology providing solutions for the world’s most demanding environments. Hospitals, space and military programs, utility and transportation hubs, shopping centers, banks, government agencies, businesses, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Founded in 1983, Planar is headquartered in Oregon, USA, with offices, manufacturing partners, and customers worldwide. For more information, visit www.planar.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995:

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Planar’s business operations and prospects, including statements relating to expectations of future orders and revenue from recent design wins and year-over-year revenue growth in the Industrial segment, actions taken to improve future financial performance, Sales and Marketing, R&D and General and Administrative expense levels for fiscal year 2010, the expected non-GAAP effective tax rate for fiscal year 2010 and the statements made under the heading “Business Outlook.” These statements are made pursuant to the safe harbor provisions of the federal securities laws. These and other forward-looking statements, which may be identified by the inclusion of words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “goal” and variations of such words and other similar expressions, are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Many factors, including the following, could cause actual results to differ materially from the forward-looking statements: poor or further weakened domestic and international business and economic conditions; changes or continued reductions in the demand for products in the various display markets served by the Company; further inability to realize expected benefits and synergies of the Clarity and Runco acquisitions; any delay in the timing of customer orders or the Company’s ability to ship product upon receipt of a customer order; any inability to reduce costs quickly enough in response to unanticipated reductions in revenue; adverse impacts on the Company or its operations relating to or arising from Company indebtedness and difficulties in obtaining necessary financing, changes in the flat-panel monitor industry; changes in customer demand or ordering patterns; the Company’s inability to complete intended dispositions of underperforming or non-strategic assets; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity from the Company’s third-party manufacturing partners; final settlement of various contractual liabilities; future production variables impacting excess inventory and other risk factors listed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (SEC). The forward-looking statements contained in this press release speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

MEDIA CONTACTS:	INVESTOR CONTACTS:
Pippa Edelen	Ryan Gray
Planar Systems, Inc.	Planar Systems, Inc.
503.748.5868	503.748.8911
pippa.edelen@planar.com	ryan.gray@planar.com

Note Regarding the Use of Non-GAAP Financial Measures:

In addition to disclosing financial results calculated in accordance with U.S. generally accepted accounting principles (GAAP), the Company’s earnings release contains Non-GAAP financial measures that exclude the income statement effects of the acquisitions of Clarity Visual Systems and Runco International, share-based compensation and the requirements of SFAS No. 123R, “Share-based Payment” (“123R”). The Non-GAAP financial measures also exclude impairment and restructuring charges, the amortization of intangible assets related to previous acquisitions, various tax charges including the valuation allowance against deferred tax assets and, new this quarter, excludes the gain or loss on foreign currency due to the non-cash nature of the charge. The earnings release also contains a calculation of Non-GAAP earnings before interest, taxes, depreciation, and amortization (Non-GAAP EBITDA), which, in addition to excluding the effects of the Clarity and Runco acquisitions, share based compensation, and other adjustments, includes an allocation of Corporate expenses to the Company’s business segments in order to calculate Non-GAAP EBITDA by business segment. Such corporate expenses include Corporate General and Administrative (primarily), Research and Development, and Sales and Marketing which are not specifically identified as related to each business segment in the information provided to the Chief Operating Decision Maker, rather are estimated for the purpose of presenting fully burdened lines of business. The Non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Planar Systems, Inc.

Consolidated Statement of Operations

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Nine months ended
	June 26, 2009	June 27, 2008	June 26, 2009	June 27, 2008
Sales	$44,087	$64,542	$129,725	$192,834
Cost of Sales	31,456	50,809	95,548	148,603

Gross Profit	12,631	13,733	34,177	44,231

Operating Expenses:
Research and development, net	2,330	3,123	7,415	8,858
Sales and marketing	5,894	8,303	18,409	26,147
General and administrative	4,736	5,590	15,338	17,594
Amortization of intangible assets	622	1,830	2,064	5,425
Acquisition related costs	—	210	—	1,639
Impairment and restructuring charges	—	58,664	1,867	58,167
Gain on sale of assets	—	—	(8,361)	—

Total Operating Expenses	13,582	77,720	36,732	117,830

Loss from operations	(951)	(63,987)	(2,555)	(73,599)

Non-operating income (expense):
Interest, net	(13)	(203)	(61)	(809)
Foreign exchange, net	(493)	(168)	428	(243)
Other, net	78	43	177	(64)

Net non-operating income (expense)	(428)	(328)	544	(1,116)

Loss from continuing operations before taxes	(1,379)	(64,315)	(2,011)	(74,715)
Provision (benefit) for income taxes	(45)	(135)	1,124	244

Loss from continuing operations	(1,334)	(64,180)	(3,135)	(74,959)
Income from discontinued operations, net of income taxes	—	2,161	—	4,213

Net loss	$(1,334)	$(62,019)	$(3,135)	$(70,746)

Loss per share from continuing operations - basic and diluted	$(0.07)	$(3.58)	$(0.17)	$(4.22)
Income per share from discontinued operations - basic and diluted	$0.00	$0.12	$0.00	$0.24
Net loss per share - basic and diluted	$(0.07)	$(3.46)	$(0.17)	$(3.99)

Weighted average shares outstanding - basic and diluted	18,516	17,928	18,348	17,750

Planar Systems, Inc.

Consolidated Balance Sheets

(In thousands)

	June 26, 2009	Sept. 26, 2008
	(unaudited)
ASSETS
Cash	$25,511	$14,915
Accounts receivable, net	28,670	41,741
Inventories	32,393	38,782
Other current assets	3,833	5,063

Total current assets	90,407	100,501

Property, plant and equipment, net	7,797	10,657
Goodwill	3,428	3,428
Intangible assets, net	6,345	9,390
Other assets	2,113	5,148

	$110,090	$129,124

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	10,196	21,962
Current portion of capital leases	186	198
Deferred revenue	1,929	1,704
Other current liabilities	23,440	28,213

Total current liabilities	35,751	52,077

Other long-term liabilities	4,696	6,615

Total liabilities	40,447	58,692

Common stock	177,851	173,519
Retained earnings	(106,792)	(103,497)
Accumulated other comprehensive income (loss)	(1,416)	410

Total shareholders’ equity	69,643	70,432

	$110,090	$129,124

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the three months ended
	June 26, 2009	June 27, 2008
Gross Profit:
GAAP Gross Profit	12,631	13,733

Share-based Compensation	73	151

Total Non-GAAP adjustments	73	151

NON-GAAP GROSS PROFIT	12,704	13,884

Research and Development:
GAAP research and development expense	2,330	3,123

Share-based Compensation	(65)	(127)

Total Non-GAAP adjustments	(65)	(127)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	2,265	2,996

Sales and Marketing:
GAAP sales and marketing expense	5,894	8,303

Share-based Compensation	(344)	(281)

Total Non-GAAP adjustments	(344)	(281)

NON-GAAP SALES AND MARKETING EXPENSE	5,550	8,022

General and Administrative:
GAAP General and Administrative Expense	4,736	5,590

Share-based Compensation	(602)	(637)

Total Non-GAAP adjustments	(602)	(637)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	4,134	4,953

Income (Loss) from Operations:
GAAP loss from operations	(951)	(63,987)

Share-based Compensation	1,084	1,196
Amortization of intangible assets	622	1,830
Acquisition related costs	—	210
Restructuring charges	—	58,664

Total Non-GAAP adjustments	1,706	61,900

NON-GAAP INCOME (LOSS) FROM OPERATIONS	755	(2,087)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the three months ended
	June 26, 2009	June 27, 2008
Income (Loss) from continuing operations:
GAAP loss from continuing operations	(1,334)	(64,180)

Share-based Compensation	1,084	1,196
Amortization of intangible assets	622	1,830
Acquisition related costs	—	210
Restructuring charges	—	58,664
Foreign Exchange, net	493	168
Income tax effect of reconciling items	(128)	708

Total Non-GAAP adjustments	2,071	62,776

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	737	(1,404)

GAAP weighted average shares outstanding—basic	18,516	17,928
GAAP weighted average shares outstanding—diluted	18,729	17,928

GAAP net loss per share from continuing operations (basic)	$(0.07)	$(3.58)
Non-GAAP adjustments detailed above	0.11	3.50
NON-GAAP NET INCOME (LOSS) PER SHARE (basic)	$0.04	$(0.08)

GAAP net loss per share from continuing operations (diluted)	$(0.07)	$0.00
Non-GAAP adjustments detailed above	0.11	3.50
NON-GAAP NET INCOME (LOSS) PER SHARE (diluted)	$0.04	$(0.08)

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, unaudited)

	For the nine months ended
	June 26, 2009	June 27, 2008
Gross Profit:
GAAP Gross Profit	34,177	44,231

Share-based Compensation	105	387

Total Non-GAAP adjustments	105	387

NON-GAAP GROSS PROFIT	34,282	44,618

Research and Development:
GAAP research and development expense	7,415	8,858

Share-based Compensation	(209)	(319)

Total Non-GAAP adjustments	(209)	(319)

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSE	7,206	8,539

Sales and Marketing:
GAAP sales and marketing expense	18,409	26,147

Share-based Compensation	(1,260)	(961)

Total Non-GAAP adjustments	(1,260)	(961)

NON-GAAP SALES AND MARKETING EXPENSE	17,149	25,186

General and Administrative:
GAAP General and Administrative Expense	15,338	17,594

Share-based Compensation	(2,612)	(1,876)

Total Non-GAAP adjustments	(2,612)	(1,876)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSE	12,726	15,718

Income (Loss) from Operations:
GAAP income (loss) from operations	(2,555)	(73,599)

Share-based Compensation	4,186	3,543
Amortization of intangible assets	2,064	5,425
Acquisition related costs	—	1,639
Restructuring charges	1,867	58,167
Gain on sale of assets	(8,361)	—

Total Non-GAAP adjustments	(244)	68,774

NON-GAAP INCOME (LOSS) FROM OPERATIONS	(2,799)	(4,825)

Reconciliation of GAAP to Non-GAAP Financial Measures Continued

(In thousands, unaudited)

	For the nine months ended
	June 26, 2009	June 27, 2008
Income (Loss) from continuing operations:
GAAP loss from continuing operations	(3,135)	(74,959)

Share-based Compensation	4,186	3,543
Amortization of intangible assets	2,064	5,425
Acquisition related costs	—	1,639
Restructuring charges	1,867	58,167
Gain on sale of assets	(8,361)	—
Foreign Exchange, net	(428)	243
Income tax effect of reconciling items	2,130	2,381

Total Non-GAAP adjustments	1,458	71,398

NON-GAAP INCOME (LOSS) FROM CONTINUING OPERATIONS	(1,677)	(3,561)

GAAP weighted average shares outstanding—basic and diluted	18,348	17,750

GAAP net income (loss) per share from continuing operations (basic and diluted)	$(0.17)	$(4.22)
Non-GAAP adjustments detailed above	0.08	4.02
NON-GAAP NET INCOME (LOSS) PER SHARE (basic and diluted)	$(0.09)	$(0.20)

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended June 26, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	2,822	2,469	454	(581)	(6,115)	(951)
Corporate Expenses					4,409	4,409
Restructuring Charges					0	0
Intangibles Amortization					622	622
Share-based Compensation					1,084	1,084

Business Unit Operating Income	2,822	2,469	454	(581)	0	5,164
Corporate Expense Allocation	(1,239)	(634)	(1,607)	(929)	0	(4,409)

Non-GAAP Operating Income (loss)	1,583	1,835	(1,153)	(1,510)	0	755
Depreciation	562	44	282	243	0	1,131

Non-GAAP EBITDA	2,145	1,879	(871)	(1,267)	0	1,886

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the three months ended June 27, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	16,428	20,432	14,500	13,182	64,542
- Y/Y Growth %	11%	7%	-15%	111%	13%
- Qtr/Qtr Growth %	-7%	19%	21%	16%	-17%
Business Unit Operating Income (loss)	3,577	1,678	935	(2,388)	3,802
Corporate Expense Allocation	(1,583)	(926)	(1,804)	(1,576)	(5,889)
Non-GAAP Operating Income (loss)	1,994	752	(869)	(3,964)	(2,087)
Depreciation	562	41	261	297	1,162
Non-GAAP EBITDA	2,556	793	(608)	(3,666)	(925)
- EBITDA % of Sales	16%	4%	-4%	-28%	-1%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the three months ended June 27, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	3,577	1,678	935	(2,388)	(67,789)	(63,987)
Corporate Expenses					5,889	5,889
Restructuring Charges					58,664	58,664
Intangibles Amortization					1,830	1,830
Share-based Compensation					1,196	1,196
Acquisition Related Costs					210	210

Business Unit Operating Income (loss)	3,577	1,678	935	(2,388)	0	3,802
Corporate Expense Allocation	(1,583)	(926)	(1,804)	(1,576)	0	(5,889)

Non-GAAP Operating Income (loss)	1,994	752	(869)	(3,964)	0	(2,087)
Depreciation	562	41	261	297	0	1,162

Non-GAAP EBITDA	2,556	793	(608)	(3,666)	0	(925)

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the nine months ended June 26, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	38,206	35,085	32,642	23,792	129,725
- Y/Y Growth %	-25%	-39%	-26%	-40%	-33%
Business Unit Operating Income (loss)	7,090	3,666	1,490	(1,241)	11,005
Corporate Expense Allocation	(3,704)	(1,929)	(4,613)	(3,558)	(13,804)
Non-GAAP Operating Income (loss)	3,386	1,737	(3,123)	(4,799)	(2,799)
Depreciation	1,670	108	730	565	3,074
Non-GAAP EBITDA	5,056	1,845	(2,393)	(4,234)	275
- EBITDA % of Sales	13%	5%	-7%	-18%	0%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the nine months ended June 26, 2009

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	7,090	3,666	7,001	(1,241)	(19,071)	(2,555)
Corporate Expenses					13,804	13,804
Restructuring Charges					1,867	1,867
Intangibles Amortization					2,064	2,064
Share-based Compensation					4,186	4,186
Gain on Sale of Assets			(5,511)		(2,850)	(8,361)

Business Unit Operating Income	7,090	3,666	1,490	(1,241)	0	11,005
Corporate Expense Allocation	(3,704)	(1,929)	(4,613)	(3,558)	0	(13,804)

Non-GAAP Operating Income (loss)	3,386	1,737	(3,123)	(4,799)	0	(2,799)
Depreciation	1,670	108	730	565	0	3,074

Non-GAAP EBITDA	5,056	1,845	(2,393)	(4,234)	0	275

Planar Systems, Inc.

Non-GAAP EBITDA by Business Segment

For the nine months ended June 27, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Total
Net Sales	51,260	57,687	44,302	39,585	192,834
- Y/Y Growth %	13%	6%	-8%	374%	24%
Business Unit Operating Income (loss)	12,416	3,290	3,135	(6,627)	12,214
Corporate Expense Allocation	(4,154)	(2,053)	(5,622)	(5,210)	(17,039)
Non-GAAP Operating Income (loss)	8,262	1,237	(2,487)	(11,837)	(4,825)
Depreciation	1,987	179	1,067	1,160	4,392
Non-GAAP EBITDA	10,249	1,416	(1,420)	(10,677)	(433)
- EBITDA % of Sales	20%	2%	-3%	-27%	0%

Notes: Corporate Expense Allocation includes primarily G&A expense along with Corporate R&D and Sales & Marketing Expense

Planar Systems, Inc.

GAAP Operating Income (loss) to Non-GAAP EBITDA Reconciliation by Business Segment

For the nine months ended June 27, 2008

(in thousands, unaudited)

Business Segment (in $ thousands)	IBU	CBU	CSBU	HTBU	Corporate	Total
GAAP Operating Income (loss)	12,416	3,290	3,135	(6,627)	(85,813)	(73,599)
Corporate Expenses					17,039	17,039
Restructuring Charges					58,167	58,167
Intangibles Amortization					5,425	5,425
Share-based Compensation					3,543	3,543
Acquisition Related Costs					1,639	1,639
Gain on Sale of Assets					0	0

Business Unit Operating Income	12,416	3,290	3,135	(6,627)	0	12,214
Corporate Expense Allocation	(4,154)	(2,053)	(5,622)	(5,210)	0	(17,039)

Non-GAAP Operating Income (loss)	8,262	1,237	(2,487)	(11,837)	0	(4,825)
Depreciation	1,987	179	1,067	1,160	0	4,392

Non-GAAP EBITDA	10,249	1,416	(1,420)	(10,677)	0	(433)